EXHIBIT 32.1

SARBANES-OXLEY SECTION 906 CERTIFICATION

OF CO-CHIEF EXECUTIVE OFFICERS AND CHIEF FINANCIAL OFFICER

OF LRE GP, LLC, THE GENERAL PARTNER OF LRR ENERGY, L.P.

In connection with the Quarterly Report of LRR Energy, L.P. (the “Partnership”) on Form 10-Q for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, in his capacity as an officer of LRE GP, LLC, the general partner of the Partnership (the “Company”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:      May 6, 2015

/s/ Eric Mullins
Name:	Eric Mullins
Title:	Co-Chief Executive Officer of LRE GP, LLC,
the general partner of LRR Energy, L.P.

/s/ Charles W. Adcock
Name:	Charles W. Adcock
Title:	Co-Chief Executive Officer of LRE GP, LLC,
the general partner of LRR Energy, L.P.

/s/ Jaime R. Casas
Name:	Jaime R. Casas
Title:	Chief Financial Officer of LRE GP, LLC,
the general partner of LRR Energy, L.P.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.